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                               GUARANTEE AGREEMENT

                                 BY AND BETWEEN

                             JAMES RIVER GROUP, INC.

                                       AND

                            WILMINGTON TRUST COMPANY

                          DATED AS OF DECEMBER 15, 2004

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                                TABLE OF CONTENTS

  Section 3.2    Appointment, Removal and Resignation of

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                                       ii

                               GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (this "Guarantee"), dated as of December 15, 2004, is executed and delivered by James River Group, Inc., a Delaware corporation
(the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of James
River Capital Trust II, a Delaware statutory trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the
"Declaration"), dated as of the date hereof among Wilmington Trust Company, not in its individual capacity but solely as institutional trustee, the administrators of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the
Issuer, the Issuer is issuing on the date hereof those undivided beneficial interests, having an aggregate liquidation amount of $15,000,000 (the "Capital
Securities"); and

     WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of Capital Securities the
Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the purchase by each Holder of the
Capital Securities, which purchase the Guarantor hereby agrees shall benefit the
Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1 DEFINITIONS AND INTERPRETATION.

     In this Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section
1.1;

     (b) a term defined anywhere in this Guarantee has the same meaning throughout;

     (c) all references to "the Guarantee" or "this Guarantee" are to this
Guarantee as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee to "Articles" or "Sections" are to
Articles or Sections of this Guarantee, unless otherwise specified;

     (e) terms defined in the Declaration as at the date of execution of this
Guarantee have the same meanings when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

     (f) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the
Securities Act of 1933, as amended, or any successor rule thereunder.

     "Beneficiaries" means any Person to whom the Issuer is or hereafter becomes indebted or liable.

     "Capital Securities" has the meaning set forth in the recitals to this
Guarantee.

     "Common Securities" means the common securities issued by the Issuer to the
Guarantor pursuant to the Declaration.

     "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this
Guarantee is located at Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration.

     "Covered Person" means any Holder of Capital Securities.

     "Debentures" means the debt securities of the Guarantor designated the
Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

     "Declaration Event of Default" means an "Event of Default" as defined in the Declaration.

     "Event of Default" has the meaning set forth in Section 2.4(a).

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the
Declaration) which are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the Optional
Redemption Price to the extent the Issuer has funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, (iii) the
Special Redemption Price to the extent the Issuer has funds available therefor, with respect to Capital Securities redeemed upon the occurrence of a Special
Event, and (iv) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders of the Capital Securities in exchange therefor as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital
Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" means Wilmington Trust Company, until a Successor
Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor
Guarantee Trustee.

     "Guarantor" means James River Group, Inc. and each of its successors and assigns.

     "Holder" means any holder, as registered on the books and records of the
Issuer, of any Capital Securities; provided, however, that, in determining whether the Holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the
Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Guarantee Trustee, any Affiliate of the
Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee
Trustee.

     "Indenture" means the Indenture dated as of the date hereof between the
Guarantor and Wilmington Trust Company, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the
Debentures are to be issued to the institutional trustee of the Issuer.

     "Issuer" has the meaning set forth in the opening paragraph to this
Guarantee.

     "Liquidation Distribution" has the meaning set forth in the definition of
"Guarantee Payments" herein.

     "Majority in liquidation amount of the Capital Securities" means Holder(s)
of outstanding Capital Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital
Securities then outstanding.

     "Obligations" means any costs, expenses or liabilities (but not including liabilities related to taxes) of the Issuer other than obligations of the Issuer to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by one Authorized Officer, as defined in the Declaration, of such Person.
Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

          (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's
     Certificate;

          (c) a statement that the officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of the officer, such condition or covenant has been complied with.

     "Optional Redemption Price" has the meaning set forth in the Indenture.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee including any
Vice President, Assistant Vice President, Secretary, Assistant Secretary or any
other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Special Event" has the meaning set forth in the Indenture.

     "Special Redemption Price" has the meaning set forth in the Indenture.

     "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such
Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its
Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition,
"voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 3.1.

     "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II

                        POWERS, DUTIES AND RIGHTS OF THE
                                GUARANTEE TRUSTEE

     SECTION 2.1 POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

     (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 4.4(b) or to a Successor
Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee
Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the
Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Capital Securities.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.4) and is actually known to a
Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee shall be construed to relieve the
Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the
          Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this
          Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Guarantee
          Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee
          Trustee and conforming to the requirements of this

          Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee
     Trustee, unless it shall be proved that such Responsible Officer of the
     Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the
     Guarantee Trustee, or relating to the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

          (iv) no provision of this Guarantee shall require the Guarantee
     Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Guarantee or security and indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     SECTION 2.2 CERTAIN RIGHTS OF THE GUARANTEE TRUSTEE.

     (a) Subject to the provisions of Section 2.1:

          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this
     Guarantee shall be sufficiently evidenced by an Officer's Certificate.

          (iii) Whenever, in the administration of this Guarantee, the Guarantee
     Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee
     Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an
     Officer's Certificate of the Guarantor which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any re-recording, refiling or re-registration thereof).

          (v) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the
     Guarantor or any of its Affiliates and may include any of its employees.
     The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

          (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the
     Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys'
     fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this Section 2.2(a)(vi) shall relieve the
     Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this
     Guarantee.

          (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the
     Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Guarantee the Guarantee
     Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the
     Guarantee Trustee (i) may request instructions from the Holders of a
     Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

     (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

     SECTION 2.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

     The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

     SECTION 2.4 EVENTS OF DEFAULT; WAIVER.

     (a) An "Event of Default" under this Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder.

     (b) The Holders of a Majority in liquidation amount of the Capital
Securities may, voting or consenting as a class, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences.
Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 2.5 EVENTS OF DEFAULT; NOTICE.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an
Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities and the Guarantor, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the
Holders of the Capital Securities.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any
Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor or a Holder of the Capital Securities (except in the case of a payment default), or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge thereof.

                                   ARTICLE III

                                GUARANTEE TRUSTEE

     SECTION 3.1 GUARANTEE TRUSTEE; ELIGIBILITY.

     (a) There shall at all times be a Guarantee Trustee which shall:

          (i) not be an Affiliate of the Guarantor, and

          (ii) be a banking corporation or national association organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or Person authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or
     District of Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 3.1(a)(ii), the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 3.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set forth in Section 3.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the
Guarantee Trustee shall either eliminate such interest or resign to the extent and in the manner provided by, and subject to this Guarantee.

     SECTION 3.2 APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.

     (a) Subject to Section 3.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of
Default.

     (b) The Guarantee Trustee shall not be removed in accordance with Section
3.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee
Trustee and delivered to the Guarantor.

     (c) The Guarantee Trustee appointed to office shall hold office until a
Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the
Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor
Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee
Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 3.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor
Guarantee Trustee.

     (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

     (f) Upon termination of this Guarantee or removal or resignation of the
Guarantee Trustee pursuant to this Section 3.2, the Guarantor shall pay to the
Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 7.2 and 7.3 accrued to the date of such termination, removal or resignation.

                                   ARTICLE IV

                                    GUARANTEE

     SECTION 4.1 GUARANTEE.

     (a) The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense (except the defense of payment by the Issuer), right of set-off or counterclaim that the
Issuer may have or assert. The Guarantor's obligation to make a Guarantee
Payment may be satisfied by direct payment of the required amounts by the
Guarantor to the Holders or by causing the Issuer to pay such amounts to the
Holders.

     (b) The Guarantor hereby also agrees to assume any and all Obligations of the Issuer and in the event any such Obligation is not so assumed, subject to the terms and conditions hereof, the Guarantor hereby irrevocably and unconditionally guarantees to each Beneficiary the full payment, when and as due, of any and all Obligations to such Beneficiaries. This Guarantee is intended to be for the benefit of, and to be enforceable by, all such
Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     SECTION 4.2 WAIVER OF NOTICE AND DEMAND.

     The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 4.3 OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

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     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Optional Redemption Price, Special Redemption
Price, Liquidation Distribution or any other sums payable under the terms of the
Capital Securities or the extension of time for the performance of any other obligation under, arising out of or in connection with, the Capital Securities
(other than an extension of time for payment of Distributions, Optional
Redemption Price, Special Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the
Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the
Issuer;

     (e) any invalidity of, or defect or deficiency in, the Capital Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 4.4 RIGHTS OF HOLDERS.

     (a) The Holders of a Majority in liquidation amount of the Capital
Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this
Guarantee or to direct the exercise of any trust or power conferred upon the
Guarantee Trustee under this Guarantee; provided, however, that (subject to
Section 2.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the
Guarantee Trustee in good faith by its board of directors or trustees, executive committees or a trust committee of directors or trustees and/or Responsible
Officers shall determine that the action or proceedings so directed would involve the Guarantee Trustee in personal liability.

                                       11

     (b) Any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer, the
Guarantee Trustee or any other Person before so proceeding directly against the
Guarantor.

     SECTION 4.5 GUARANTEE OF PAYMENT.

     This Guarantee creates a guarantee of payment and not of collection.

     SECTION 4.6 SUBROGATION.

     The Guarantor shall be subrogated to all (if any) rights of the Holders of
Capital Securities against the Issuer in respect of any amounts paid to such
Holders by the Guarantor under this Guarantee; provided, however, that the
Guarantor shall not (except to the extent required by applicable provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the
Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 4.7 INDEPENDENT OBLIGATIONS.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make
Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 4.3 hereof.

     SECTION 4.8 ENFORCEMENT BY A BENEFICIARY.

     A Beneficiary may enforce the obligations of the Guarantor contained in
Section 4.1(b) directly against the Guarantor and the Guarantor waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. The Guarantor shall be subrogated to all rights (if any) of any Beneficiary against the Issuer in respect of any amounts paid to the Beneficiaries by the Guarantor under this
Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, and after giving effect to such payment, any amounts are due and unpaid under this Guarantee.

                                       12

                                    ARTICLE V

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 5.1 LIMITATION OF TRANSACTIONS.

     So long as any Capital Securities remain outstanding, if (a) there shall have occurred and be continuing an Event of Default or a Declaration Event of
Default or (b) the Guarantor shall have selected an Extension Period as provided in the Declaration and such period, or any extension thereof, shall have commenced and be continuing, then the Guarantor shall not and shall not permit any Affiliate of the Guarantor controlled by the Guarantor to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's or such Affiliate's capital stock (other than payments of dividends or distributions to the
Guarantor or a Subsidiary of the Guarantor) or make any guarantee payments with respect to the foregoing; or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the
Guarantor or any Affiliate of the Guarantor controlled by the Guarantor that rank pari passu in all respects with or junior in interest to the Debentures
(other than, with respect to clauses (x) and (y) above, (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor or any Subsidiary of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor or of such Subsidiary (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of
Default, Declaration Event of Default or Extension Period, as applicable, (ii)
as a result of any exchange or conversion of any class or series of the
Guarantor's capital stock (or any capital stock of a Subsidiary of the
Guarantor) for any class or series of the Guarantor's capital stock (or in the case of a Subsidiary of the Guarantor, any class or series of such Subsidiary's capital stock) or of any class or series of the Guarantor's indebtedness for any class or series of the Guarantor's capital stock (or in the case of indebtedness of a Subsidiary of the Guarantor, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (iii)
the purchase of fractional interests in shares of the Guarantor's capital stock
(or the capital stock of a Subsidiary of the Guarantor) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (vi) payments under this Guarantee).

     SECTION 5.2 RANKING.

     This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future
Senior Indebtedness (as

                                       13

defined in the Indenture) of the Guarantor. The Guarantor's obligations in respect of this Guarantee shall rank pari passu with the Guarantor's obligations under the Guarantee Agreement by and between the Guarantor and Wilmington Trust
Company, dated as of May 26, 2004. By their acceptance thereof, each Holder of
Capital Securities agrees to the foregoing provisions of this Guarantee and the other terms set forth herein.

     The right of the Guarantor to participate in any distribution of assets of any of its Subsidiaries upon any such Subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that Subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that Subsidiary. Accordingly, the Guarantor's obligations under this Guarantee will be effectively subordinated to all existing and future liabilities of the
Guarantor's Subsidiaries, and claimants should look only to the assets of the
Guarantor for payments hereunder. This Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including
Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

                                   ARTICLE VI

                                   TERMINATION

     SECTION 6.1 TERMINATION.

     This Guarantee shall terminate as to the Capital Securities (i) upon full payment of the Optional Redemption Price or Special Redemption Price of all
Capital Securities then outstanding, (ii) upon the distribution of all of the
Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer. This Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital
Securities must restore payment of any sums paid under the Capital Securities or under this Guarantee.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.1 EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such
Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer or the Guarantor by any
Person as to matters the Indemnified Person

                                       14

reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

     SECTION 7.2 INDEMNIFICATION.

     (a) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or willful misconduct on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including, but not limited to, the costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of the Indemnified Person's powers or duties hereunder. The obligation to indemnify as set forth in this Section 7.2 shall survive the resignation or removal of the
Guarantee Trustee and the termination of this Guarantee.

     (b) Promptly after receipt by an Indemnified Person under this Section 7.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Guarantor under this Section
7.2, notify the Guarantor in writing of the commencement thereof; but the failure so to notify the Guarantor (i) will not relieve the Guarantor from liability under paragraph (a) above unless and to the extent that the Guarantor did not otherwise learn of such action and such failure results in the forfeiture by the Guarantor of substantial rights and defenses and (ii) will not, in any event, relieve the Guarantor from any obligations to any Indemnified
Person other than the indemnification obligation provided in paragraph (a)
above. The Guarantor shall be entitled to appoint counsel of the Guarantor's choice at the Guarantor's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Guarantor shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below);
provided, however, that such counsel shall be reasonably satisfactory to the
Indemnified Person. Notwithstanding the Guarantor's election to appoint counsel to represent the Guarantor in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Guarantor shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the Guarantor to represent the Indemnified
Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the
Indemnified Person and the Guarantor and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Person(s) which are different from or additional to those available to the Guarantor, (iii) the Guarantor shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv)
the Guarantor shall authorize the Indemnified Person to employ separate counsel at the expense of the Guarantor. The Guarantor will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened

                                       15

claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified
Person from all liability arising out of such claim, action, suit or proceeding.

     SECTION 7.3 COMPENSATION; REIMBURSEMENT OF EXPENSES.

     The Guarantor agrees:

     (a) to pay to the Guarantee Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree to from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

     (b) except as otherwise expressly provided herein, to reimburse the
Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this
Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

     For purposes of clarification, this Section 7.3 does not contemplate the payment by the Guarantor of acceptance or annual administration fees owing to the Guarantee Trustee for services to be provided by the Guarantee Trustee under this Guarantee or the fees and expenses of the Guarantee Trustee's counsel in connection with the closing of the transactions contemplated by this Guarantee.
The provisions of this Section 7.3 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Guarantee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1 SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any merger or consolidation of the
Guarantor with or into another entity or any sale, transfer or lease of the
Guarantor's assets to another entity, in each case, to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Capital Securities.

     SECTION 8.2 AMENDMENTS.

     Except with respect to any changes that do not adversely affect the rights of Holders of the Capital Securities in any material respect (in which case no consent of Holders will be required), this Guarantee may be amended only with the prior approval of the Holders of not less than a Majority in liquidation amount of the Capital Securities and the Guarantor. The

                                       16

provisions of the Declaration with respect to amendments thereof apply to the giving of such approval.

     SECTION 8.3 NOTICES.

     All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities and the Guarantor):

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-1600
          Attention: Corporate Trust Administration
          Telecopy: 302-636-4140

(b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities and to the Guarantee Trustee):

          James River Group, Inc.
          1414 Raleigh Road, Suite 415
          Chapel Hill, North Carolina 27517
          Attention: Michael T. Oakes
          Telecopy: 919-883-4177

     (c) If given to any Holder of the Capital Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 8.4 BENEFIT.

     This Guarantee is solely for the benefit of the Beneficiaries and, subject to Section 2.1(a), is not separately transferable from the Capital Securities.

     SECTION 8.5 GOVERNING LAW.

     PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF
NEW YORK, THIS GUARANTEE SHALL BE GOVERNED BY, AND

                                       17

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 8.6 COUNTERPARTS.

     This Guarantee may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 8.7 SEPARABILITY.

     In case one or more of the provisions contained in this Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guarantee, but this Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                     Signatures appear on the following page

                                       18

     THIS GUARANTEE is executed as of the day and year first above written.

                                           JAMES RIVER GROUP, INC., as Guarantor

                                           By: /s/ Adam J. Abram
                                               ---------------------------------
                                               Name: Adam J. Abram
                                               Title: Chief Executive Officer

                                          WILMINGTON TRUST COMPANY, as Guarantee
                                          Trustee

                                          By: /s/ Christopher J. Slaybaugh
                                              ----------------------------------
                                              Name: Christopher J. Slaybaugh
                                              Title: Financial Services Officer

                                       19